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                                                                   EXHIBIT 10.23

                                 LEASE AGREEMENT

                                     BETWEEN

                                 PACKETEER, INC.

                                       AND

                  NMSBPCSLDHB, A CALIFORNIA LIMITED PARTNERSHIP

        1. PARTIES. THIS LEASE is entered into effective July 15, 2002 between NMSBPCSLDHB, a California Limited Partnership and Packeteer, Inc. hereinafter called, respectively, "Landlord" and Tenant".

        2. PREMISES. Landlord hereby leases to Tenant, and Tenant leases from Landlord, those certain Premises with the appurtenances, situated in the City of Cupertino, County of Santa Clara, State of California, more particularly described as follows, to-wit:

               That certain real property located at 10201 North DeAnza Boulevard, Cupertino, California (the "Building") and consisting of the entirety of the first two floors ( including the exclusive use of the DeAnza entrance and DeAnza lobby) and also the exclusive use of the courtyard/atrium except for the proportionate share of the emergency stairways, main electrical room ( as well as the exclusive use of the two UPS systems and 100 KVA generator) , passenger elevator and equipment room and the rear lobby shared by the third floor tenants and containing 69,015 square feet as generally outlined on Exhibit " A " attached hereto and incorporated herein by reference ("Premises").

        3. USE. Tenant shall use the Premises for office, research and development , engineering, marketing, sales, distribution, warehousing and all other legal uses in conformity with the municipal zoning requirements of the City of Cupertino. Tenant shall grant access to the Main Electrical Room on the first floor by Landlord on an as needed basis, if ever. Additionally, Tenant shall share the rear lobby, which is across form the parking structure, with the tenant(s) on the third floor. Doors accessible to the Premises from the rear lobby shall be secured and controlled by Tenant.

        4. TERM AND RENTAL. The term ("the Lease Term") shall commence on the date which is the later of ( i ) the date Tenant Improvements are deemed Substantially Complete (as defined in Section 9 below) or ( ii ) December 15, 2002 ( the `Commencement Date') and ending sixty months thereafter rounded up to the end of the month if the Commencement Date is on any other day other than the first of the month. In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent (the "Base Monthly Rent") for the Premises as set forth in the Rental Exhibit, the ( `Rental Exhibit') as attached hereto. The Base Monthly Rent shall then be due on or before the first day of

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each calendar month. The Base Monthly Rental shall be increased by ( *** ) every twelve months thereafter as provided in the Rental Exhibit. All sums payable by Tenant under this Lease shall be paid in lawful money of the United States of America, without offset or deduction except as set forth in this Lease, and shall be paid to Landlord at such place or places as may be designated from time to time in writing by Landlord. Base Monthly Rent for any period less than a calendar month shall be prorated based on the actual number of days in that particular month.


        5. SECURITY DEPOSIT. Within three days of execution of the Lease Tenant shall deposit a cash Security Deposit with Landlord in the amount of *** ($***). Landlord may utilize the Security Deposit to cure any defaults by Tenant or reimburse Landlord for any sums required to be spent to satisfy the covenants and obligations of the Tenant. In the event of any transfer by Landlord of their interest in the Premises the Security Deposits herein shall likewise be transferred to the succeeding owner of the fee title. Within ten ( 10 ) days after the expiration or termination of this Lease, Landlord shall return the Security Deposit ( or unapplied portion thereof) to Tenant.


        6. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due form Tenant shall not be received by Landlord or Landlord's designee within Five (5) days after the date on which such payment was due, Tenant shall pay to Landlord a late change equal to Five percent (5%) of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount question was due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord form exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Base Monthly Rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.


        7. CONSTRUCTION AND POSSESSION.

        A. DEFINITIONS. As used in this Paragraph 7, the following terms shall have the following meanings.

                1. ARCHITECT/TENANT'S BUILDING CONSULTANT. The term `Architect' shall mean the firm of Dennis Kobza and Associates, AIA . The term `Tenant's Building Consultant' shall mean that person designated as such by the Tenant.

                2. BUILDING SHELL. The term "Building Shell" shall

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 *** Material has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such material has been filed separately with the Commission.
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        mean (1) the foundation, exterior concrete walls, exterior glazing, roof structure, floor slab and roofing, all parking areas, driveways, sidewalks, utility installations to the perimeter of the building, exterior lighting, irrigation systems, landscaping and other outside area improvements.


                3. FINAL TENANT IMPROVEMENT PLANS. The term "Final Tenant Improvement Plans" shall mean those plans, specifications and working drawings for the Tenant Improvements prepared and approved by the parties in accordance with this Paragraph.

                4. PRELIMINARY TENANT IMPROVEMENT PLANS. The term "Preliminary Tenant Improvement Plans" shall mean those plans and specifications for the Tenant Improvements prepared and approved by the parties in accordance with this Paragraph.

                5. REGULAR TENANT IMPROVEMENTS/TENANT IMPROVEMENTS. The term "Tenant Improvements" shall mean both Regular Tenant Improvements and Special Tenant Improvements. The term "Regular Tenant Improvement", (`RTI'), shall mean those items as set forth in the `REGULAR TENANT IMPROVEMENT EXHIBIT' as attached hereto.following with respect to the entirety of the Premises:

                6. SPECIAL TENANT IMPROVEMENTS: The term "Special Tenant Improvements", (`STI'), shall mean those items as set forth in the `SPECIAL TENANT IMPROVEMENT EXHIBIT' attached hereto and made a part hereof.

                7. REGULAR TENANT IMPROVEMENT COSTS. The term "Regular Tenant Improvement Costs" or "RTI Costs" shall mean the sum of all costs associated with the installation and provision of the RTI, including, but not limited to, the following:

                        (a) payments to third party contractors, subcontractors
                and materialmen and other third parties for the construction of the RTI ; (b) fees paid to Architect and design / build engineers employed by any selected subcontractor (other than employees of Landlord or any affiliate of Landlord ) for services required in connection with the design and construction of the RTI; (c) electrical utility power required during the course of construction and metering charges incurred by Landlord; (d) permit and license fees paid for use and occupancy and construction permits required for Tenant to occupy the Premises and/or install the RTI; (e) the amounts paid to governmental authorities or agencies for inspections and issuance of building permits and approvals for the Tenant Improvements and (f) third party contractor's general conditions, overhead, profit or other fees.

                        (g) payment for Landlord's onsite superintendent

                        (h) clean up costs and costs necessary to ready the
                building for occupancy that may not have been included in any of the subcontractors proposals and contracts. (i) items excluded or not covered by subcontractors as evidenced by their contract and/ or an examination of the Final Tenant Improvement Plans.


                8. SPECIAL TENANT IMPROVEMENT COSTS: The term


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        "Special Tenant Improvement Costs" or "STI Costs" shall mean the sum of all costs associated with the installation and provision of the STI.

                9. SUBSTANTIAL COMPLETION. The term "Substantial Completion" and "Substantially Complete" shall mean that (a) governmental approval for occupancy ( including temporary occupancy pending satisfaction of `punch list' items and other requirements which would not materially impact the functionality of the Premises )of the Building has been obtained (b) construction of the Premises has been substantially completed in accordance with the Final Tenant Improvement Plans approved by Tenant to an extent that would permit Tenant to use the Premises for its intended purpose; (c) the Premises are in a "broom" clean" finished condition;
        (d) all utilities to be supplied to the Premises are hooked up and available for use by Tenant; (e) all incomplete or defective construction which interferes with Tenant's use of the Premises has been remedied and repaired, subject only to the completion of minor "punch list" items not interfering with Tenant's use of the Premises; (f) Landlord has offered to deliver possession of the Premises to Tenant; and (g) Tenant's Building Consultant has deemed the Tenant Improvements to be substantially complete.

        B.PRELIMINARY PLANS FOR TENANT IMPROVEMENTS. As soon as reasonably possible Tenant with the assistance of the Landlord and Architect as the case may be shall have submitted a preliminary space plan for the Tenant Improvements, for Landlord's approval, which approval shall not be unreasonably withheld. If Landlord fails to approve or disapprove the proposed space plan within One (1) day following delivery of the proposed plan to Landlord, the space plan proposed by Tenant shall be deemed to be the approved Preliminary Tenant Improvement Plans for the purposes of this Paragraph. If Landlord disapproves the proposed space plan in any respect, it shall deliver to Tenant its written proposal for required changes and the parties shall negotiate immediately in good faith to reach agreement on the Preliminary Tenant Improvement Plans.

        C. FINAL TENANT IMPROVEMENT PLANS: As soon as is reasonably possible after approval by both parities of the Preliminary Tenant Improvement Plans, Landlord shall cause the Architect to prepare and deliver to Landlord proposed final plans, specifications and working drawings for the Tenant Improvements. Tenant shall submit any reasonable objections to the proposed final plans, specifications and working drawings to Landlord in writing within the time period specified in the Time Performance Exhibit. If Tenant proposes changes to the proposed final plans for the Tenant Improvements, Landlord shall not unreasonably withhold its approvals for such change and the parties shall confer and negotiate in good faith to reach agreement on specific required modifications to the proposed final plans as a consequence of such change.


        D. APPLICATION FOR APPROVALS. As soon as the Final Tenant Improvement Plans are approved by Landlord and Tenant, Landlord shall submit the approved Final Tenant Improvement Plans to all appropriate governmental agencies for their approval and issuance of all required permits. Landlord shall use reasonable efforts to obtain all governmental approvals and permits necessary for construction of the Tenant Improvements in accordance with the Final Tenant Improvement Plans as soon as possible following approval of the Final Tenant Improvement Plans. Landlord and Tenant shall initial the Final Tenant


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Improvement Plans immediately after all governmental approvals and permits have been obtained and shall append the approved Final Tenant Improvement Plans to this Lease.

        E. CHANGES TO PLANS. After the Final Tenant Improvement Plans have been approved by Landlord and Tenant as provided above, neither party shall have the right to require extra work or make any modifications with respect to the construction of the Tenant Improvements, without the prior written consent of the other party as to (a) the change, (b) any estimated delay in the scheduled completion date of the Premises caused by the change, and (c) modification to the Regular Tenant Improvement Cost or the Special Tenant Improvement Costs as a consequence of the change. Landlord shall not unreasonably withhold or delay its consent to changes or extra work proposed by Tenant with respect to the Tenant Improvements. Tenant may withhold its consent, in its discretion, to any change in the Final Tenant Improvement Plans except for changes required by governmental authorities.

        F. GENERAL CONTRACTOR. Landlord and Tenant shall select a General Contractor (or Landlord ) and/or subcontractors licensed in the State of California to perform the construction of the RTI and STI. Landlord and Tenant shall jointly evaluate the proposals submitted and decide upon the contractor(s), scope of work and costs as to the STI work. Due to the remodel nature, timing and inability to define the salvage value, cost effectiveness and reusability of the existing and extensive tenant improvements and Building infrastructure it will be desirable to engage contractors and/or subcontractors and others on a `not to exceed' basis. Landlord shall submit their recommendation and Tenant shall approve or direct Landlord to pursue alternatives until such time as Tenant is satisfied with the contracts and proposals for the STI. Tenant shall not unreasonably withhold or delay such approvals. Notwithstanding Tenant's and Landlord's right to approve the subcontractors, each subcontractor is a contractor only of the General Contractor and/or Landlord and Tenant shall have no liability to the General Contractor or Landlord ( if Landlord elects to act as the general contractor) or subcontractor under any subcontract or otherwise with respect to the Building.

        G. LANDLORD'S OBLIGATION TO CONSTRUCT. As soon as the Final Tenant Improvement Plans have been approved, all necessary governmental approvals and permits have been obtained, and the bids have been accepted, Landlord shall cause construction to commence on the Tenant Improvements and to diligently prosecute to completion, so that the Premises will be Substantially Complete as soon as reasonably possible.


        H. GOVERNMENTAL SUBMITTALS: Landlord shall submit the approved plans as soon as available from the Tenant and Architect and together with the Architect monitor the status with the City of Cupertino until the Building Permit is obtained.


        I. DELIVERY OF POSSESSION. When the Premises are Substantially Complete, Landlord shall deliver possession of the Premises to Tenant.


        J. LANDLORD'S AND TENANT'S OBLIGATION FOR RTI AND STI COSTS: Landlord shall be responsible for the entirety of the of the RTI Costs and Tenant shall pay to Landlord at Lease Commencement in addition to any other sums then due, the sum of


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*** ($***), the "Tenant's Contribution" as Tenant's contribution for the RTI
Costs.

        Tenant shall be responsible for all of the STI Costs and will be paid as incurred and billed by Landlord during the course of construction. Tenant shall covenant to pay to Landlord Tenant's Cost Obligation no later than ten (10) days after receipt of a statement and reasonable and satisfactory documentation of the STI Costs from Landlord and as approved by the Tenant's Building Consultant. Tenant shall be entitled to all investment tax credit, depreciation, and other tax attributes relating to the Tenant Improvements paid for by Tenant( i.e. the Tenant Contribution and the STI Costs. At the Expiration Date or sooner termination of the Lease, all Tenant Improvements shall be surrendered to Landlord in accordance with the terms of the Lease.

        K. TENANT'S RIGHT TO ENTER. Tenant and its authorized contractors and representatives shall have the right to enter the Building at all reasonable times for the purpose of inspecting the progress of the construction of the Tenant Improvements and installing Tenant's trade fixtures and equipment. Landlord shall give Tenant at least Thirty (30) days prior written notice of its estimated date for Substantial Completion of the Premises. Any such fixturization by Tenant will be preformed in a manner that will not materially interfere with the orderly construction and completion of the Tenant Improvements nor delay the issuance of a occupancy permit by the City of Cupertino. No Base Monthly Rental or additional rent shall be payable with respect to Tenant's early entry right.

        L. CONSTRUCTION WARRANTY FOR THE BUILDING. Notwithstanding anything to the contrary in the Lease, effective upon delivery of the Premises to Tenant, Landlord does hereby warrant (a) that the Building Shell, RTI and STI and Premises, upon such delivery, fully comply with all applicable covenants, conditions or restrictions and the rules, regulations, codes, statutes, ordinances, and laws of all governmental and quasi-governmental authorities having jurisdiction over the Premises; (b) that the Tenant Improvements are constructed in accordance with the Final Tenant Improvement Plans and in a good and workmanlike manner; (c) that the roof and roof membrane of the Building are in good condition and repair; (d) that the heating, ventilation and air condition system of the Building and all other systems are in good operating condition and repair; (f) that all new material and equipment installed at the Premises conform to the Final Tenant Improvement Plans and are new and of good quality ( except where Landlord has been able to reuse existing materials without compromising the appearance or functionality). Notwithstanding anything to the contrary contained in the Lease, Tenant's acceptance of the Premises shall not be deemed a waiver of the foregoing warranty or any other warranty of Landlord under the Lease, and Landlord shall promptly repair all violations of the warranty set forth in this paragraph at its sole cost and expense. Landlord's obligations with respect to the correction of such defects shall be limited to the cost to correct the defective work and Landlord shall not be liable for any consequential damages or other loss incurred by Tenant.


----------------
 *** Material has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such material has been filed separately with the Commission.


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        M. RISK OF LOSS. Risk of loss of the Premises prior to the Commencement
Date of the Lease shall be borne by Landlord. At all times prior to the Commencement Date, Landlord at its sole cost and expense shall maintain so-called contingent liability and broad form "builders risk" insurance with coverage in an amount equal to the replacement cost of the Building Shell plus the Regular Tenant Improvement Cost and the Special Tenant Improvement Costs. The insurance policy (a) shall be in a form reasonable satisfactory to Tenant,
(b) shall be carried with a company reasonably acceptable to Tenant, and (c) shall provide that such policy shall not be subject to cancellation or change except after at least Ten (10) days prior written notice to Tenant. If the Building is damaged or destroyed and provided sufficient insurance proceeds exist to rebuild the Building Shell and Tenant Improvements, Landlord shall promptly and diligently complete construction of the Building and Tenant Improvements in accordance with this Lease and all insurance proceeds with respect to the loss shall be paid to an independent depository reasonably acceptable to Landlord and Tenant, for disbursement to the contractors completing the Building and Tenant Improvements as the work progresses in accordance with customary institutional lending practices.

        N. ACCOUNTING. Landlord shall submit to Tenant on a monthly basis an accounting of all Special Tenant Improvement Costs, certified as true and correct by Landlord. Tenant shall have the right to audit the books, records and supporting documents of Landlord during normal business hours, after giving Landlord notice to the extent reasonably necessary to determine the accuracy of any accounting. Within Forty Five (45) days after Substantial Completion, Landlord shall render to Tenant a final and detailed accounting of all Special Tenant Improvement Costs paid by Landlord and Tenant, certified as true and correct by Landlord. Tenant shall have the same audit rights as set forth above with respect to the monthly accountings.

        O. TENANT DELAYS. For purposes of this Lease, the foregoing shall be deemed "Tenant Delays": any delays in the construction of the Tenant Improvements or otherwise achieving Substantial Completion arising in whole or part from: (a) Tenant's failure to submit plans and information or timely review and approve information as set forth in this Paragraph 7P. including the Time Performance Exhibit (`TIME PERFORMANCE EXHIBIT') attached hereto(b) as a result of written change orders made by Tenant pursuant to the terms of this Paragraph 7 after final approval of the Final Tenant Improvement Plans, to the extent specified in any written change order approved by Tenant in writing; or (c) any other acts or omissions of Tenant, its employees, agents, contractors or invitees. As a result of these delays , if any, Tenant shall determine in good faith any obligation they might have as such a result to otherwise begin paying rent to the Landlord prior to the actual completion as a result of such delays, if any. Time is of the essence for all parties and all parties shall endeavor to have the Premises ready for occupancy as soon as is reasonably possible. Landlord should not be placed in the position of incurring additional costs as a result of untimely decisions or delays.

        P. COMMENCEMENT DATE / EXTENSION OF TIME. As set forth in paragraph 4 the Lease Term shall not commence shall commence until the later of ( i ) the date Tenant Improvements are deemed Substantially Complete or ( ii ) December 15, 2002 ( the `Commencement Date'). If Landlord, for any reason whatsoever, cannot Substantially Complete the Premises by December 15,2002 this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. *** ;


----------------
 *** Material has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such material has been filed separately with the Commission.


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further, in such event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the Commencement Date. Landlord and Tenant shall execute a confirmation of the Commencement Date promptly following the occurrence thereof. The date of December 15, 2002 and Landlord's obligation to meet that date shall be extended for Force Majeure events (as set forth in this Lease) including inaction by the governmental agencies, weather, acts of god or unavailability of materials and for each day, if any, that Tenant delays in approving the preliminary plan or, after approving, modifies it's specifications or design concept provided such changes or modifications delay the completion of the Final Tenant Improvement Plans. Additionally, the obligation of Landlord to meet such deadline shall be extended for any extension in time required to accommodate any subsequent changes requested by Tenant during construction to the Final Tenant Improvement Plans. The dates and items which must be adhered to by Tenant are as set forth in the Time Performance Exhibit.

               8.     ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER.

        A. ACCEPTANCE. As soon as Landlord reasonably believes that the Premises are Substantially Complete, as defined in Paragraph 7 hereof, Landlord and Tenant shall together walk through and inspect the work and prepare a written "punch list" of incomplete or defective construction to present to the General Contractor. Landlord shall use its reasonable efforts to cause the General Contractor to complete and/or repair any items on the "punch list" within Thirty
(30) days after the parties have prepared the "punch list" or as soon thereafter as practical in the exercise of due diligence. After completion of the "punch list", Tenant shall be deemed to have accepted the Premises.

        B. CORRECTION OF DEFECT. Notwithstanding anything to the contrary in the Lease, Tenant's acceptance of the Premises or submission of a "punch list" shall not be deemed a waiver of Tenant's right to have defects in the Tenant Improvements and the Premises repaired at Landlord's sole expense. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as reasonably practical. Landlord also hereby assigns to Tenant all warranties with respect to the Premises, which would reduce Tenant's maintenance obligations hereunder and shall cooperate, with Tenant to enforce all such warranties.

        C. SURRENDER. Tenant agrees on the last day of the Lease Term, or promptly following any sooner termination, to surrender the Premises to Landlord in the condition received by Tenant, reasonable wear and tear, acts of God, casualties, condemnation, Hazardous Materials as defined in Paragraph 17 hereof (other than those stored, used, generated, or disposed of by Tenant, its employees, agents, contractors and invitees in or about the Premises in violation of "Law" as defined in Paragraph 11), and Alterations as defined in Paragraph 10 made by Tenant which Landlord has indicated that Tenant shall not be required to remove, excepted. Tenant agrees to provide plans and connection diagrams complete with termination and initiation points for all phone and communication connections, including but not limited to, network connections and labeling systems for all wiring and cabling of Tenant which is to remain in the Premises at the end of the Lease Term. Tenant shall ascertain from Landlord within one hundred twenty ( 120 ) days before the Expiration Date (or promptly following any sooner termination of this Lease) whether Landlord will require Tenant to remove any Alternations made by Tenant at the Premises; If Landlord shall so require, then Tenant shall remove such Alterations as Landlord may designate and shall repair any damage to the Premises occasioned by the removal before the Expiration Date or promptly following any sooner


----------------
 *** Material has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such material has been filed separately with the Commission.


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termination at Tenant's sole cost and expense. On or before the end of the Lease
Term or promptly following any sooner termination, Tenant shall remove all of its personal property and trade fixtures form the Premises, and all property and fixtures not so removed shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the end of the Lease Term or sooner termination of this Lease in the condition required by this paragraph, Tenant shall indemnify, defend and hold harmless Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

        9. USE PROHIBITED. Tenant shall not (a) commit, or suffer to be committed, any waste or nuisance upon the Premises, or (b) allow any sale by auction upon the Premises, or (c) allow the Premises to be used for any unlawful purpose, or (d) place any loads upon the floor, walls, or ceiling which endanger the structure, or (e) use any machinery or apparatus which will vibrate or shake the Premises or the Building so as to damage the Premises other than ordinary wear and tear or otherwise in violation of applicable Law, (f) place any harmful liquids, waste materials, or Hazardous Materials in the drainage system of, or upon or in the soils surrounding, the Building in violation of applicable Law. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building except in waste containers.

        10. ALTERATIONS AND ADDITIONS.

        A. CONSTRUCTION OF ALTERATIONS. Tenant may construct non-structural alterations, additions and improvements ("Alterations") in the Premises without Landlord' s prior approval, if the aggregate cost of the Alteration in question does not exceed Twenty Five Thousand and no/l00ths Dollars ($25,000.00) provided that Tenant first notify Landlord of such proposed improvements and provide Landlord at all times with an updated set of drawings relative to the Premises. If Tenant desires to make nonstructural Alterations costing more than Twenty Five Thousand and no/100ths Dollars ($25,000.00) or structural Alterations, Tenant shall first obtain Landlord' s consent, which consent shall not be unreasonably withheld, and, if Landlord does not notify Tenant in writing of its reasonable disapproval of such Alteration within Three (3) days following Tenant's written request for approval and delivery to Landlord of the proposed plans, then Landlord shall be deemed to have approved the proposed Alternation. Upon the request of Tenant, Landlord shall within the above-stated Three (3) day period advise Tenant in writing as to whether Landlord shall require removal of any Alteration in question upon the Expiration Date or earlier termination of the Lease Term. Tenant agrees that it will not proceed to make any Alterations until (a) Tenant has obtained all required governmental approvals and permits, and (b) Tenant has provided Landlord reasonable security, in form reasonably approved by Landlord , to protect Landlord against mechanics' lien claims. Tenant further agrees to provide Landlord (a) written notice of the anticipated start date and the actual start date of the work, and (b) a complete set of as-built drawings upon completion of the work. All Alterations shall be (a) performed in compliance with all applicable Laws and (b) maintained, replaced or repaired by Tenant at Tenant's sole costs and expense. Furthermore, Tenant shall provide Landlord with updated floor plans depicting any changes in the open office landscape portion of the facility to include the cubicle layout and open office stations and wiring configurations and plans within ninety (90) days after such modifications occur.

        B. OWNERSHIP OF ALTERNATIONS. All Alterations, trade fixtures and personal property installed in the Premises at Tenant's expense ("Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which can not be

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removed without structural injury to the Premises, Tenant may remove Tenant's
Property from the Premises at any time, provided Tenant, at its expense, repairs any damage caused by such removal. Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property located in the Premises or elsewhere, and Landlord hereby waives all such liens and interest. Within Ten
(10) days following Tenant's request, Landlord shall execute documents in reasonable form to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property located in the Premises. Notwithstanding the above, it is agreed that all open office landscape furniture and cubicles present at the Commencement Date of the Lease and subsequently acquired and installed during the term of the Lease shall remain in place including the electrical and communication wiring and related plans and become the property of the Landlord upon Lease termination.

        11. MAINTENANCE AND OPERATION OF PREMISES AND BUILDING.

        A. TENANT MAINTENANCE AND SERVICE CONTRACTS. The Landlord has a principal and primary interest in ascertaining that all systems and functions of the Building operation are suitably maintained and that services are provided in accordance with their requirements. Landlord shall control the Building systems, services and maintenance and Landlord shall bill Tenant for Tenant's pro rata costs associated with these services. Landlord shall contract and administer all Building elements and services required to be provided to the Building. These would include, but not limited to, landscape maintenance, parking lot sweeping, water, gas , electric power, fountain maintenance, elevator maintenance, monthly service for air conditioning, window washing, security ( this is for the Building entry at the rear lobby and exterior patrol, if any), fire monitoring service, and trash and refuse disposal. Landlord shall then bill Tenant for Tenant's pro rata share as set forth in the Building Services Exhibit (`BUILDING SERVICES EXHIBIT'). Additionally, it is agreed that Tenant shall be responsible for its pro rata share of routine HVAC and roof membrane maintenance and repairs. Landlord shall be responsible for necessary capital improvements to these Building systems. Furthermore, Landlord has and does warrant that at the Commencement Date and for six months thereafter the Landlord does warrant the Building shall be in good working order and condition, including, but not limited to, landscaping, landscaping sprinklers, exterior lighting, fountains, roof membrane, plumbing, electrical (including panels and outlets) freight elevator and passenger elevator, fire sprinklers, interior lighting, ceiling tiles, window coverings, parking lot, HVAC systems and plumbing. Subject to Landlord's obligations as set forth in this paragraph and the Building Services Exhibit, Tenant shall pay its pro rata costs to keep and maintain, repair and replace ( except for capital improvements), the Premises and appurtenances and every part hereof, including but not limited to, the interior non-load bearing walls, the roof membrane, the sidewalks, the parking areas, the landscape areas, the elevator, the plumbing, electrical and HVAC systems, and the Tenant Improvements in good and sanitary order, condition, and repair. Notwithstanding the foregoing, Landlord shall repair and maintain in good condition, at Landlord's sole cost, the structural portions of the Premises at all times during the Lease Term, including the foundation, footings, exterior walls, load-bearing walls, floor slab and the roof structure. Landlord shall have a monthly service contract between Landlord and (a) Therma Inc. , a licensed air-conditioning and heating contractor and (b) a licensed elevator maintenance contractor. Landlord shall also contract with a licensed roof contractor to inspect the roof membrane at least every Six (6) months, with the first inspection due Six (6) months after the Commencement Date, and (b) Landlord shall cause all routine preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Upon Tenant's advance written request, Landlord shall provide to Tenant a copy of such preventive maintenance contracts and paid invoices for the recommended work for which Tenant is responsible. Subject to Landlord's obligations hereunder and to the amortization of capital items set forth below, Tenant further agrees to pay its pro rata expenses related to watering , maintaining and replacing, when necessary, any shrubbery and landscaping. These costs shall be billed and paid monthly within ten days of receipt of the billing and appropriate backup from Landlord.

        B. EXCLUDED COSTS. Notwithstanding anything to the contrary in this Lease, in no event shall Tenant have any obligations to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expense (collectively "Costs") nor shall any portion of the Special Tenant Improvement Costs (as defined in Paragraph 7) consist of the following items, all of which shall be the responsibility of Landlord:


                1. LOSSES CAUSED BY OTHERS. Costs occasioned by acts, omission or violation of any covenants, statutes, laws, orders, rules, underwriter's requirements, regulations, private restrictions, building codes or ordinances (collectively, "Law"), a misrepresentation, or breach of this Lease, by Landlord or its agents, employees, contractors, subcontractors, tenant, or invitees.

                2. CASUALTIES AND CONDEMNATIONS. Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain, provided that Tenant will pay insurance deductibles for Landlord's all risk, fire and extended coverage but only to the extent they do not exceed Ten Thousand Dollars ($10,000) approved by Tenant in writing in accordance with Paragraph 12 of this Lease and only for their pro rata portion which would be 34.29% as generally set forth in the Building Services Exhibit.

                3. REIMBURSABLE EXPENSES. Costs for which Landlord has a right of reimbursement from others or for which Landlord actually receives reimbursement.

                4. CONSTRUCTION DEFECTS AND COMPLIANCE WITH LAW. Costs (a) relating to construction defects; or (b) required to conform the Premises to the Final Tenant Improvement Plans.

                5. HAZARDOUS MATERIALS. Except to the extent caused by the disposal, release, emission generation, or storage of the Hazardous Material in question by Tenant, its agents, employees, invitees or contractors in violation of Law, Costs incurred to investigate the presence of any Hazardous Materials, Costs to respond to any claim Hazardous Material contamination or damage, Costs to remove any Hazardous Material in, on, about or under the Premises, judgements or other Costs incurred in connection with any Hazardous Materials exposure or releases, or any other Cost associated with a Hazardous Material.

                6. CAPITALIZED CONSTRUCTION COSTS: Costs in particular related to the HVAC system and roof membrane and other capital costs wherein the expenditure is necessitated by the replacement of the equipment or roof due to exhaustion of the useful life of the item in question.

        C. SITE AREA COSTS. Tenant agrees to pay the pro rata costs directly related to the "Site Area Costs". The term Site Area Costs shall mean all costs and expenses related to the (a) site utilities, including water and power; (b) site maintenance including without limitations, landscape maintenance, alarm and security services, maintenance, repair and replacement (excluding capital costs) of the sidewalks, waterscape, parking areas, driveways and service areas. Likewise , these costs shall be shared pro rata with the Landlord who will be responsible for 34.29% as more fully set forth in the Building Services Exhibit.

        12.     INSURANCE.

        A. TENANT'S USE. Tenant shall not use, or permit the Premises, or any part thereof, to be used for any unlawful purpose and no use shall be made or permitted to be made of the Premises, nor acts done, which will cause an increase in premiums for the insurance to be maintained by Landlord (unless Tenant pays for the cost of such increase) or a cancellation of any insurance policy covering the Premises. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to said Premises of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises, excluding structural improvements or alterations not related to Tenant's specific and particular use.

        B. LANDLORD'S INSURANCE. Landlord agrees to purchase and keep in force Landlord's liability, loss of rents, and fire and extended coverage insurance in an "all risk" form covering the Premises and all of the Tenant Improvements in the amount of their full replacement value. Tenant agrees to pay to the Landlord as additional rent the cost of such insurance as set forth in the Rental Exhibit. The amounts set forth in the Real Estate Property Tax and Insurance Exhibit do not include earthquake insurance as Landlord has not elected to obtain such insurance at this time. Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. In the event that Landlord, in its sole discretion, elects to purchase earthquake insurance, Tenant's obligation to pay for the cost of any earthquake insurance premiums shall be limited to an amount equal to or less than Two (2) times (provided it is no greater than $*** during the first year of the Lease AND INCREASING BY *** % FOR EACH SUCCESSIVE YEAR) the cost of the fire and extended coverage premiums. If the Project is located in a flood zone, Landlord shall also maintain flood insurance insuring the Building and Tenant Improvements paid for by Landlord for their full replacement value, and Tenant shall pay for flood insurance premiums in the manner set forth herein. Tenant shall have no obligation with respect to the payment of insurance policy premiums as set forth above to the extent such premiums are attributable to any time period prior to the date on which payments of Base Monthly Rent commence pursuant to Paragraph 4 hereof.

        C. TENANT'S INSURANCE. Tenant, at its sole cost, agrees to insure Tenant's Property in an amount Tenant deems appropriate for its protection and to obtain worker's compensation as required by Law. Tenant, at its sole cost, shall also maintain commercial general liability insurance for occurrences within the Premises of $3,000,000 combined single limit for bodily injury and property damage. Tenant shall name Landlord as an additional insured under such commercial general liability policy, and shall deliver a certificate of insurance to Landlord prior to Landlord prior to the Commencement Date and upon


----------------
 *** Material has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such material has been filed separately with the Commission.

any renewal of such policy. Tenant's commercial general liability policy shall provide for Thirty (30) days' prior written notice to Landlord of any cancellation or termination or reduction in coverage. Landlord's obligation for the contribution towards this insurance is for the additional costs incurred as a result of naming Landlord as additional insured. This amount shall be deducted from the monthly payments due as set forth in the Real Estate Property Tax and Insurance Exhibit.

        D. INSURANCE DEDUCTIBLES. As a result of the payment agreement as set forth in item '12E' below, the Tenant will not have the right to select the deductible which Landlord intends and agrees to maintain at Ten Thousand Dollars ($10,000).

        E. WAIVER. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage that is caused or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by a standard form full replacement value "all risk extended coverage" policy of casualty insurance, regardless of whether such loss or damage is due to the negligence of Landlord or Tenant or of their respective agents, employees, subtenants, contractors, assignees, invitees or any other cause. Each party shall use its reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation, which said insurance company may have against the Landlord or the Tenant, as the case may be. If, after such reasonable efforts, such insurance policy cannot be obtained with such waiver of subrogation, or it such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost, then the party obtaining such insurance shall immediately notify the other party of that fact and shall be relieved of pursuing the waiver further. Notwithstanding anything to the contrary contained herein in Paragraph 12 or Paragraph 13 the Insurance and Real Estate Property Taxes shall be paid in accordance with the Property Tax and Insurance Exhibit (`REAL ESTATE PROPERTY TAX AND INSURANCE EXHIBIT') attached hereto. The insurance costs set forth herein shall be billed monthly.


        13. TAXES. Tenant shall be liable for, and shall pay prior to delinquency, all taxes and assessments levied against Tenant's Property. Tenant's sole obligation for real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied with respect to the Premises excluding real estate tax increases due to a sale or other transfer of the Premises is limited to the amount set forth in the Real Estate Property Tax and Insurance Exhibit. Tenant shall not be required to pay any portion of any tax or assessment: (a) levied on Landlord's rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) in excess of the amount which would be payable if such tax or assessment were paid in installments over the longest possible term; (c) imposed on land and improvements other than the Premises; (d) attributable to Landlord's net income, inheritance, gift, transfer, franchise or estate taxes, or (e) imposed with respect to Hazardous Materials unless Tenant caused such Hazardous Materials. The real estate property taxes and the costs as setforth in the Real Estate Property Tax and Insurance Exhibit shall be billed monthly.



        14. UTILITIES. Tenant shall pay directly to Landlord their pro rata costs associated with the providing utility for all water, gas, heat, light, power, telephone ( by Landlord) and other utilities supplied to the Premises and site. Landlord shall not be liable for a loss of or injury to property, however occurring, though or in connection with or incidental to furnishing or failure to furnish nay of utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the rent so long as any failure to provide and furnish the utilities to the Premises is not due to the negligence, or willful misconduct of Landlord, its agents, employees or contractors. Notwithstanding the foregoing, if utilities are not available to the Premises for a period of Thirty (30) consecutive days or more and such failure does not result from the acts or omissions of Tenant, its employees, agents, contractor or invitees, Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned hereby, which abatement shall commence on the Thirty First (31st) consecutive day of such interference and continue until the affected services are restored so that the Premises are reasonably suitable for Tenant's intended use, and if such interference is not corrected so that the Premises are reasonably suitable for Tenant's intended use within One Hundred Eighty (180) days following the interference or interruption, then Landlord or Tenant shall be entitled to terminate this Lease.

        15. FREE FROM LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed for Tenant, provided, however, that if Tenant, in good faith, elects to contest such lien, Tenant shall furnish and maintain a bond or other security reasonably acceptable to Landlord and Tenant shall not then be deemed in default under this Lease. In the event Tenant fails to discharge any such lien within Ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge such lien at Tenant's expense and any work performed, materials furnished, or obligations incurred by Tenant or claimed to have been all resulting costs incurred by Landlord, including attorney's fees, shall be due from Tenant as additional rent.

        16. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its sole cost and expense, comply with the requirements of all Laws now in force, or which may hereafter be in force, either (a) pertaining to Tenant's specific and particular use of the Premises or (b) arising because of an Alteration made by Tenant, and shall faithfully observe in the use of the Premises all Laws now in force or which may hereafter be in force. The judgement of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in Tenant's use of the Premises, shall be conclusive of that fact as between Landlord and Tenant. At the Commencement Date, the Premises shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC & R's), all underwriter's requirements, and all Laws applicable thereto. Tenant shall not be required to construct or pay the cost of complying with any CC & R' s, underwriters requirements or Law requiring construction of improvements in the Premises unless (a) such compliance is necessitated solely because of Tenant's particular and specific use of the Premises or (b) such compliance is necessitated because of Alternations made by Tenant. Any structural requirements or Costs necessitated by CC & R' s, underwriters' requirements or Laws which are imposed on buildings or real estate generally (as opposed to the Premises because of Tenant's specific and particular use) shall be performed by Landlord and the cost of such item or improvement shall be allocated as follows: Landlord and Tenant shall establish the useful life of the improvement based upon generally accepted accounting principles. Tenant shall pay a proportion of the actual cost equal to the cost of such improvement or item paid by Landlord to the third party contractor performing the maintenance or furnishing the replacement times a fraction, the numerator of which is the number months remaining in the initial Lease Term, and the denominator of which is the useful life of the improvement in months. Tenant shall make such payment to Landlord within Five (5) days after written demand by Landlord.

        17. TOXIC WASTE AND ENVIRONMENTAL DAMAGE.

        A. TENANT'S RESPONSIBILITY. Tenant shall not bring, allow, or use upon the Premises, or generate, create, emit, release or dispose from the Premises, any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity or substances or materials which are listed on any of the Environmental Protection Agency's list of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended form time to time (which are referred to in this Lease as "Hazardous Materials") in violation of Laws nor shall Tenant permit any of the same in violation of Laws. Tenant shall comply, at its sole cost, with all Laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, damages, losses, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, generating, creating, emitting, releasing, or disposing of any such Hazardous Materials by Tenant, its employees, agents, contractors or invitees. Tenant's indemnification and hold harmless obligations as herein before specified include, without limitation, (a) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other federal, state, county or municipal law , ordinance or regulation, (b) claims, liabilities, costs or expenses pertaining to the cleanup or containment of wastes, the identification of the pollutants in the waste, the identification of scope of any environmental contamination, the removal of pollutants from the soils, riverbeds or aquifers, the provision of an alternative public drinking water source, or the monitoring of ground water and surface waters, all to the extent required by applicable law, and (c) all costs of defending such claims. Tenant further agrees to properly close the facility with regard to Hazardous Materials and obtain a Closure Certificate from the local administering agency for any Hazardous Material used, generated, emitted or disposed of by Tenant, its employees, agents, contractors or invitees in or about the Premises if so required by Law upon the Expiration Date or earlier termination of the Lease. Landlord may employ, at Tenant's expense, an independent engineer or consultant to periodically inspect Tenant's operation to verify that Tenant is complying with its obligation under this paragraph.

        B. NO RESPONSIBILITY. Notwithstanding the foregoing or anything in this Lease, Tenant shall have no responsibility to Landlord, Landlord' s employees, contractors, officers, agents or partners or to any third party for any Hazardous Material which was not released, stored, disposed of, emitted, or discharged by Tenant, its agents, invitees, employees and contractors in or about the Premises and which is or comes to be, present on or about the Premises, or the soil or groundwater thereof, at any time. Landlord, at its sole expense, shall promptly comply with all Laws, orders, injunctions, judgements, mandates and directives of any applicable governmental authority concerning the investigation, removals, monitoring or remediation of any Hazardous Materials present on the Premises or the groundwater thereof, except to the extent that the Hazardous Material in question was released, stored, disposed of, emitted or discharged by Tenant or its employees, invitees, agents, or contractors. Landlord hereby waives all claims, liabilities, costs, expenses or obligations, known or unknown, against Tenant with respect to Hazardous Material present on the Premises prior to or after the Commencement Date, except to the extent that the presence of the Hazardous Materials in question was due to any act or omission of Tenant or its employees, agents, contractors or invitees.

        C. LANDLORD'S REPRESENTATION AND INDEMNITY. Landlord hereby represents and warrants to Tenant, that to Landlord's actual knowledge: (a) the Premises and all operations conducted thereon prior to the Commencement Date are in compliance with all Laws regarding Hazardous Materials ("Hazardous Material Laws") and (b) any handling, transportation, storage, treatment, disposal, release or use of Hazardous Materials that has occurred on or about the Premises prior to the Commencement Date has been in compliance with all Hazardous Materials Laws. Landlord further represents and warrants that to Landlord's actual knowledge no litigation has been brought or threatened, nor any settlements reached with any governmental or private party, concerning the actual or alleged presence of Hazardous Materials on or about the Premises, nor has Landlord received any notice of any violation, or any alleged violation of any Hazardous Materials Laws, pending claims or pending investigations with respect to the presence of Hazardous Materials on or about the Premises. Except to the extent that the presence of the Hazardous Material in question was due to any act or omission of Tenant, or its agents, employees, invitees and contractors, Landlord shall indemnify, protect, defend and hold harmless Tenant and its employees, officers, directors, successors and assigns arising from or in connection with (a) any claim, remediation obligation, investigation, liability, cause of action, penalty, attorney's fee, cost, expense or damage owing or alleged to be owing by Tenant to any third party with respect to any Hazardous Material present on or about the Premises, or the soil, groundwater or surface water thereof, or (b) the removal investigation, monitoring or remediation of any Hazardous Material present on or about the Premises or the soil, groundwater or surface water thereof, in any of the foregoing cases without regard to whether the Hazardous Materials were present on the Premises as of the Commencement Date or whether the presence of the Hazardous Materials was caused by Landlord. In no event shall Landlord be liable for any consequential damages suffered or incurred by Tenant as a result of any such contamination.

        D. ACTUAL RELEASE BY TENANT. Tenant agrees to notify Landlord of any lawsuits against Tenant which relate to, or orders with respect to Tenant which relate to the remedying of, the actual release of Hazardous Materials on or into the Building , Premises, or soils or groundwater at or under the Premises. Tenant shall also provide to Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within Twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with Hazardous Materials Laws which poses a foreseeable and material risk of contamination of the groundwater or injury to humans (other than injury solely to Tenant, its agents and employees within the Improvements on the Property).

        In the event of any release on or into the the Building, Premises, or soils or groundwater at or under the Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost and expense, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

        In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Paragraph D. concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of Paragraph 40 of this Lease.


        18. INDEMNITY. As a material part of the consideration to be rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time, and Tenant shall indemnify and hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises, the Building by Tenant, its employees, agents, contractors or invitees, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided. Further, in the event Landlord is made a party to any litigation due to the acts or omission of Tenant, its employees, contractors, agents, or invitees, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord costs and expenses and reasonable attorney's fees incurred in defending such claims except to the extent of the negligence or willful misconduct of Landlord or its agents, employees, contractors, subcontractors, or a breach of this Lease by Landlord. Notwithstanding anything to the contrary in this Lease, Tenant shall neither release Landlord from, nor indemnify or defend Landlord with respect to: (a) the negligence or willful misconduct of Landlord, or its agents, employees, contractors, subcontractors or invitees; (b) a breach of Landlord' s obligations or representations under this Lease; or (c) any Hazardous Material which was not released, emitted, or discharged by Tenant, its agents, employees and contractors and which is or comes to be, present on or about the Premises, or the soil or groundwater thereof, at any time. Landlord shall indemnify, defend and hold harmless Tenant from all damages, costs, liabilities, judgments, actions, attorneys' fees, consultants' fees, investigative cost, remediation expense, and all other costs and expenses arising from (a) the negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees; or (b) the breach of Landlord's obligations or representations under this Lease. The obligations imposed on the parties pursuant to this Paragraph 18 are only imposed to the extent permitted by Law and are not intended to exceed the limits of California Civil Code Section 1668.

        19. ADVERTISEMENT AND SIGNS. Tenant will be granted exclusive sign rights to the Building including parapet signage and the exterior landscaped area related to the Building and the parcel(s) upon which it is constructed such that no other tenant shall be permitted to place any sign anywhere upon the exterior of the Building (including monument signage on DeAnza Blvd. or upon the land on which the is situated nor within the windows of the Building such that it could be visible from the outside during the evening or daytime. Any other tenant of the Building shall be limited to directory signage in the rear lobby of the Building and monument signage along Lazeneo Drive.. Tenant shall not require Landlord's approval for such signage. Any signs placed upon the Premises or Building shall be removed by Tenant at its expense prior to the Expiration Date or promptly following any earlier termination of the Lease Term, and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense. Landlord shall cooperate with and assist Tenant in acquiring permits for the signage; provided, however, that Landlord shall not be required to incur any out-of-pocket costs in connection therewith.

        20.ATTORNEYS' FEES. In case a suit or alternative form of dispute resolution should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorneys fee as part of its costs which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgement. In addition, the prevailing party shall be entitled to recover all costs and expenses including reasonable attorney's fees incurred by the prevailing party in enforcing any judgment or reward against the other party. The foregoing provision relating to post-judgment costs is intended to be severable from all other provisions of this Lease.

        21. TENANT'S DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (a) Any failure by Tenant to pay any rent under this Lease on or before the date such rent is due under this Lease or to restore the Security Deposits to the amounts required within the periods provided in the Lease after receipt of written notice thereof; (b) a failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for Thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such Thirty (30) day period Tenant shall not be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; (c) the making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition filed against Tenant, the same is not dismissed within Sixty (60) days after the filing; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within Sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within Sixty (60) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161, provided that such notices are given in the manner required by such statute. Any notice given by Landlord to Tenant pursuant to California Civil Code Section 1161 with respect to any failure by Tenant to pay rent under this Lease on or before the date the rent is due under this Lease shall provide Tenant with a period of no less than Ten (10) days to pay such rent or quit.

        A. REMEDIES. In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover form Tenant: (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which wold have been earned after termination until the time of award exceeds the amount of such rental loss for the same period Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things wold be likely to result therefrom. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of the award" is to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus Five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus Zero (0 %) percent.


        B. RIGHT TO RE-ENTER. In the event of any such default by Tenant, that results in the termination of the Lease, Landlord shall also have the right to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and disposed of by Landlord in any manner permitted by law.

        C. ABANDONMENT. If Landlord shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provide by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 21 (A) above, then the provisions of California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has aright to sublet or assign only to reasonable limitations), as amended from time to time, shall apply and Landlord may form time to time, recover all rental as it becomes due.


        22. SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenants, or may operate as an assignment to Landlord of any or all such subleases or subtenants, or may operate as an assignment to Landlord of any or all such subleases or subtenants thereby creating a direct relationship between Landlord and any subtenants.

        23. LANDLORD'S DEFAULT. In the event of Landlord' s failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Thirty (30) days or such longer time as may be reasonably required by Landlord to cure said failure in the exercise of reasonable diligence provided Landlord commences the cure within said Thirty (30) day period and thereafter diligently prosecutes such cure to completion. If Landlord so fails to perform its obligations under this Lease, then, and only then, will Landlord be in default under the Lease, and, in addition to its other rights and remedies, Tenant shall have the right to cure Landlord's default and (a) to recover from Landlord the cost of the cure together with interest thereon at the prime rate as is then in use by the predominance of the banks in the United States, plus five percent (5%) from the date of the expenditure until the date of the repayment. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has delivered Tenant written notice of its interest in the Premises, and shall provide such Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third party beneficiary hereof. Tenant shall not make any prepayment of rent more than One (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have received and not refunded the applicable payment or deposit.

        24. NOTICE. All notices, demand, requests, or consents required or permitted to be in writing and given under this Lease shall be personally delivered, telecopied, delivered by reputable commercial overnight courier, or sent by prepaid certified first class mail, return receipt requested to the parties at the following addresses, or such other addresses as the parties shall designate by Three (3) days' prior written notice to the other party:

    If to Tenant:
                                 Packeteer, Inc.
                                 Att: Chief Financial Officer
                                 10201 DeAnza Boulevard
                                 Cupertino, CA 95014
                                 or 10495 DeAnza Blvd if before the
                                 Commencement Date

                                 With a copy to:
                                 Brobeck, Phleger & Harrison, L.L.P.
                                 Att: Douglas VanGessel
                                 One Market, Spear Street Tower
                                 San Francisco, Ca 94105



    If to Landlord:
                                 Granum Partners
                                 P.O. Box 2460
                                 Saratoga, California 95070


        Notices given by personal delivery shall be deemed effective upon signed acknowledgment of receipt or, if delivered by courier, One (1) day after deposit with the courier, or if mailed, 48 hours from the time of mailing, or if telecopied when transmitted and confirmed.

        25. ENTRY BY LANDLORD. Upon Twenty-Four (24) hours advance notice to Tenant (except in the event of an emergency where no such prior notice shall be required) and provided that Landlord does not unreasonably interfere with Tenant's use of the Premises, Tenant shall permit Landlord and his agents to enter upon the Premises at all reasonable times subject to any reasonable safety and/or security regulations of Tenant for the purposed of inspecting the same, maintaining the Premises, or making repairs or alterations as may be required to fulfill Landlord's obligations hereunder without any abatement or reduction of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and Tenant shall permit Landlord and his agents, at any time within One Hundred Eighty (180) days prior to the Expiration Date (or any time during the Lease if Tenant is in default hereunder), to place upon said Premises any "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours upon reasonable prior notice.

        26. DESTRUCTION OF PREMISES.

        A. OBLIGATION TO RESTORE. In the event of damage or destruction to the Building or Premises or any portion thereof by any casualty during the Lease Term, Landlord shall forthwith repair the same to the condition the Building or Premises were in immediately before the destruction (to the extent permitted by Laws), provided such casualty is (a) of a type required to be insured against by Landlord under the terms of this Lease and for which Landlord has actually received insurance proceeds sufficient to repair the damage or destruction or
(b) is actually insured against by Landlord and for which Landlord has actually received insurance proceeds sufficient to repair the damage or destruction (herein collectively referred to as an "Insured Casualty"). In the event of damage or destruction of the Premises by a casualty of a type which is not required to be insured against by Landlord under this

Lease, and which is not actually insured against by Landlord (herein referred to as an "Uninsured Casualty"), Landlord shall restore the Premises to the same condition as they were in immediately before such destruction (to the extent permitted by Laws) and this Lease shall not terminate; provided, that if in the case of such Uninsured Casualty the cost of restoration exceeds Five (5% ) percent of the then replacement cost of the Building, Landlord may elect to terminate this Lease by giving written notice to Tenant within Fifteen (15) days after determining the replacement cost and furnishing reasonable evidence thereof to Tenant. If Landlord so elects to terminate this Lease, Tenant, with Fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord at the time Tenant notifies Landlord of its election, the difference between Five (5%) percent of the replacement cost of the Building and the actual cost of restoration, in which case Landlord shall restore the Premises and this Lease shall not terminate. If Landlord so elects to terminate this lease and Tenant does not elect to contribute the cost of restoration as provided herein, this Lease shall terminate. In all events Landlord shall not be required to restore or replace Tenant's Alternations or replace Tenant's Property unless Landlord receives insurance proceeds which cover such losses. Provided the damage is not due to the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent during the period of damage and restoration, such proportionate reduction to be based upon the extent to which the damage and making of repairs shall interfere with Tenant's use of the Premises.


        B. TENANT'S RIGHT TO TERMINATE. In the event of damage or destruction to the Premises, Landlord shall furnish to Tenant a good faith written estimate from Landlord's architect or construction consultant of the time period needed to restore the Premises, within Thirty (30) days after the date of the damage or destruction in question. If such estimate indicates that the repair or restoration of the Premises cannot be made within One Hundred Eight (180) days after the date of the damage or destruction, and Landlord has not terminated the Lease pursuant to Paragraph 27 (A) above, Tenant may, at its option, terminate this Lease by giving written notice to Landlord of such election within Fifteen
(15) days after receipt of Landlord's estimate. Tenant shall also have the right to terminate this Lease if the actual restoration of the Premises is not effectuated within Two Hundred Seventy (270) days after the date of the casualty. Further, Tenant shall have the right to terminate this Lease if the Building is damaged by any peril within Twelve (12) months of the last day of the Lease Term to such an extent that more than Thirty (30%) percent of the floor area of the Premises is rendered unusable by Tenant for a period of more than Sixty (60) days. The provision of Section 1932, Subdivision 2, and of
Section 1933, Subdivision 4, of the Civil Code of the State of California and any other similarly enacted statute are waived by Tenant and the provisions of this Paragraph 26 shall govern in the case of such destruction.

        27. ASSIGNMENT OR SUBLEASE.

        A. CONSENT BY LANDLORD. IN the event Tenant desires to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof except as set forth above with respect to "Permitted Transferees", Tenant shall deliver to Landlord copies of the proposed agreement, the financial statements of the assignee or subtenant, and any additional information as reasonably required by Landlord. Landlord shall then have a period of Fourteen (14) days following receipt of such notice, documents and information within which to notify Tenant in writing that Landlord elects (a) to permit Tenant to assign or sublet such space to the name assignee/subtenant, or (b) to refuse consent, provided Landlord shall not unreasonably refuse such consent. If Landlord should fail to notify Tenant in writing of such election within said Fourteen (14) day period, Landlord shall be deemed to have elected to permit the assignment or sublease in question. No assignment or subletting by Tenant shall relieve Tenant or any guarantor of any obligations under this Lease or any guaranty. Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that (a) the proposed uses will not violate this Lease or any Laws; (b) the proposed assignee or subtenant has sufficient financial worth to undertake the responsibility involved, and Landlord has been furnished with reasonable proof, thereof; and (c) the proposed assignment or sublease shall be in a form reasonably satisfactory to Landlord. Whether or not Landlord grants its consent to the proposed sublease or assignment, Tenant agrees to reimburse Landlord for all reasonable attorneys' fees and costs incurred by Landlord in connection with the review of the proposed sublease or assignment. Notwithstanding anything to the contrary the Tenant may , with prior written notice but without Landlord's prior written consent, sublet the premises or assign the Lease to any of the following entities, each a "Permitted Transferee": (i) a subsidiary, affiliate, division or corporation which controls, is controlled by, or is under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation or reorganization; (iii) a purchaser of substantially all of Tenant's assets, provided said entity agrees to accept the Lease in its then current condition. A sale of the Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting , or any other transfer of the premises. In the event of an assignment or sublet of a portion of the Premises of more than one floor to an unrelated entity that is not a Permitted Transferee, the Landlord shall have the option of terminating the Lease with respect to such space and entering into a direct Lease with such entity. Additionally, in the event of any assignment or sublet of at least an entire floor to an unrelated entity, the options shall not apply. Additionally, if such options have been exercised but the Tenant is not yet in the option period, the option period shall not be sublet or assigned unless to a Permitted Transferee.

        B. ASSIGNMENT OR SUBLETTING CONSIDERATION. Any rent or lump sum consideration received for an assignment actually or constructively received by Tenant under any assignment or any sublease (other than to a Permitted Transferee)in excess of the Base Monthly Rent as adjusted from time to time per net square foot, shall be shared with the Landlord in the ratio of Fifty percent to the Landlord and Fifty percent to the Tenant. Landlord's right to the allocation of bonus rent is an independently negotiated term of the Lease, constitutes a material inducement for the Landlord to enter into the Lease, and is agreed as between the parities to be commercially reasonable. Tenant shall be permitted to recover all leasing costs associated with such sublet prior to sharing in excess rent with Landlord, which leasing costs shall include but not be limited to , leasing commissions, tenant improvement costs and other associated costs.

        C. NO RELEASE. Any assignment or sublease shall be made only if, and shall not be effective until, the assignee or subtenant shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee or subtenant shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in the Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed to be a violation by Tenant hereunder. Tenant shall further indemnify, defend and hold

Landlord harmless form and against any and all losses, liabilities, damages, costs and expenses(including reasonable attorney fees) resulting form any claims that may be made against Landlord by any party to the proposed assignment or sublease.

        D. EFFECT OF DEFAULT. In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's' attorney- in-fact, except that Tenant may collect such rents unless a default occurs as described in Paragraph 21 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence; at the election of Landlord such assignment or sublease shall survive the termination of this Lease and, upon such election, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee, or any acts or omission s of Tenant, its agents, employees, contractors and invitees.

        28. CONDEMNATION. If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a apart thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the Base Monthly Rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the Lease Term only such portion of the rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Tenant shall have the option to terminate this Lease as of the date when title to the part taken vests in the condemnor or purchaser if the taking or condemnation of the Premises is such that the remaining space unaffected by the taking or condemnation is not reasonably suitable for Tenant's use or the conduct of Tenant's business. If a part or all of the Premises are taken all compensation awarded upon such taking shall go to Landlord and the Tenant shall have no claim thereto; provided, however, that nothing contained herein shall be deemed to waive or release Tenant's interest in any separate award for (a) loss of or damage to Tenant's trade fixtures, Alterations, or personal property; (b) interruption of Tenant's business; (c) Tenant's loss of goodwill; (d) Tenant's moving cost; (e) Tenant's interest in any Tenant Improvements, (f) or any separate award made to Tenant for whatever purpose. In the event of condemnation then this Lease shall not terminate and Landlord shall, to the extent the condemnation award has included sums for such purpose, repair any damage to the Premises caused by such condemnation. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 or any similar statue now or hereafter enacted.


        29. EFFECTS OF CONVEYANCE. The term "Landlord" as used in this Lease, means only the owner for the time being of the Premises, so that, in the event of any sale or other conveyance of the Premises, the transferor shall be and hereby is entirely freed and relieved of all covenants and obligations of the "Landlord" hereunder accruing after the date of the conveyance. Notwithstanding the foregoing, the transferor shall not be relieved of its obligations under this Lease, unless and until it transfers the cash security deposit to its successor and the successor assumes in writing the obligations of Landlord accruing on and after the effective date of the transfer. Furthermore, the transferor shall not be relieved of it obligations hereunder accruing after the date of the transfer unless the assignee or successor in question has a net worth reasonably sufficient to assure performance of the obligations of Landlord hereunder, and Landlord furnishes reasonable evidence thereof to Tenant.

        30. SUBORDINATION. In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute and deliver any reasonable documents, which may be required to effectuate such subordination within Ten (10) business days following Landlord's request. Notwithstanding such subordination but subject to the terms and conditions of this Lease, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default hereunder. Notwithstanding anything to the contrary in the Lease, subordination of Tenant's leasehold interest to a mortgage, deed of trust, ground lease or instrument of security, and Tenant's attornment to any party is conditioned upon (a) Tenant's concurrent receipt from the lender or ground lessor in question of an express written agreement in form reasonably satisfactory to Tenant providing for recognition of all of the terms and conditions of this Lease and providing for continuation of this Lease upon foreclosure of the deed of trust, mortgage or security interest or termination of the ground lease; and (b) the written agreement by such successor to perform all of the obligations to be performed by Landlord under the Lease on and after the date of the foreclosure or termination of the ground lease excepting the environmental indemnity contained in Paragraph 17 (C) which shall be a continuing obligation of Landlord. Landlord shall use its `best efforts' to obtain a nondisturbance agreement from its existing lender within thirty (30) days from execution of the Lease.

        31. WAIVER. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord ( or the payment thereof by Tenant) shall not be deemed to be a waiver of any preceding breach by Landlord or Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental accepted by Landlord, regardless of the party's knowledge of such preceding breach at the time acceptance of such preceding breach at the time of acceptance of rent. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Landlord's consent to or approval of any act by Tenant which require Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

        32. HOLDING OVER. Any holding over after the Expiration Date or sooner termination of the Lease shall be construed to be a tenancy from month-to-month, terminable on Thirty (30) days written notice form either party, and Tenant shall pay rent to Landlord at a rate equal to One Hundred Fifty (150%) percent of the greater of the current asking rents for similar space or Base Monthly Rental installment due in the month preceding the termination or Expiration Date plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend and hold landlord harmless form all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) founded on or resulting from Tenant's failure to timely surrender the Premises to Landlord and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

        33. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provisions of Paragraph 27 above, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto.

        34. ESTOPPEL CERTIFICATES. Each party shall at any time during the Lease Term, within Ten (10) business days following written notice from the other party, execute and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which any rent and other charges have been paid in advance and acknowledging that there are not, to the party's knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults fi they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer on the Premises or a purchaser of Tenant's assets or leasehold interest. Landlord's or Tenant's failure to deliver such statement within such time shall be conclusive upon the party not providing the statement that: (a) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (b) there are not uncured defaults in the requesting party's performance. Upon the advance written request of Landlord's, Tenant shall furnish Landlord with Tenant's most recent available financial statements, subject to the following: (a) Landlord shall only require such statement in connection with Landlord's proposed sale or refinance of the Premises and (b) Landlord and any person or entity to whom such financial statements are provided shall agree in writing to hold such statements in the confidence unless such statements are otherwise available to the public.


        35. OPTION TO EXTEND THE LEASE TERM. Landlord hereby grants to Tenant (and not their assignee or sublessee that is not a Permitted Transferee, unless such option is at Fair Market Value), upon and subject to the terms and conditions set forth in this Paragraph 35, Two (2) options to extend the term of the Lease for an additional term (the "Option Term") of Three (3) years each provided Tenant has not been in default after expiration of the applicable notice and cure period within twelve months of (a) the date of exercise of the Option, or (b) at the commencement of the Option Term. The Option shall be exercised, if at all, by written notice to Landlord on or before the date that is Eight (8) months prior to the expiration of the Lease Term. If Tenant exercise the Option, each of the terms, covenants and conditions of this Lease shall apply during the Option Term, except that the Base Monthly Rent payable by Tenant during the Option Term shall be at the Fair Market Rental rate as determined by three brokers, one selected by the Tenant, one by the Landlord and a third ( the `Neutral Broker') by the two brokers who have been selected. The brokers selected by the Landlord and Tenant shall meet and confer and if they are within 5% of each other on any of the quantitative decisions ( i.e annual increases, management fees, monthly rentals etc.) the averages shall be utilized for that category. If they are more than 5% apart the Neutral Broker shall select that number from either party which is closest to the Neutral Broker's determination. The Brokers shall be selected sixty days prior to Lease termination, the Neutral broker within 50 days of Lease termination and they shall meet and confer within 40 days of Lease termination and arrive at a decision within 7 days thereafter.

        36. QUIET ENJOYMENT. Upon performing the terms, convents and conditions of this Lease and except as otherwise provided in this Lease, Tenant shall quietly have and hold the Premises for the Lease Term and any extensions thereof without interference by Landlord or any party claiming by or through Landlord.

        37. BROKERS. Landlord and Tenant each represent that they have not utilized or contracted a real estate broker or finder with respect to this Lease other than Colliers International ("Broker"). Tenant and Landlord each agree to indemnify and hold the other harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through the acts or conduct of the indemnifying party. Landlord shall pay the commission to Broker as agreed between Landlord and Broker pursuant to a separate agreement between Landlord and Broker without contribution by Tenant.

        38. AUTHORITY OF PARTIES.

        A. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation and that this Lease is binding upon said corporation in accordance with its terms.

        B. LANDLORD'S AUTHORITY. The individual executing this Lease on Landlord's behalf represents and warrants that they have the requisite authority to sign this Lease and that this Lease is binding on Landlord. Landlord represents that it owns the Premises and is duly empowered to sign the Lease and that the consent of no other party is required to make this Lease binding on Landlord.

        39. LANDLORD'S LIABILITY. If Tenant should recover a money judgement against Landlord arising in connection with this Lease, the judgement shall be satisfied only out of Landlord's interest in the Premises including the improvements and real property and neither Landlord nor any of its partners, officers, directors, agents, shareholders, trustees or employees shall be liable personally for any deficiency. The foregoing limitation on Landlord's liability shall not apply to Landlord's liability for Toxic Materials pursuant to Paragraph 17 of this Lease.

        40. DISPUTE RESOLUTION. Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this agreement, including any claim based on contact, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed, if necessary, by the formal judicial process with the prevailing party to be reimbursed for any and all reasonable legal fees and costs incurred.

        41. FIRST RIGHT OF REFUSAL ON ADJACENT SPACE/CONDITIONS ON LANDLORD FOR SUBSEQUENT LEASE OF THIRD FLOOR. Landlord hereby grants to Tenant, the right to lease all or a portion of the third floor on a first right of refusal basis on terms and conditions then offered by Landlord. In the event Tenant declines and Landlord modifies such terms or asking price or any other proposal by more than five percent (5%) the offer shall first be resubmitted to Tenant who shall have five business days to respond. Additionally, Landlord agrees to have any subsequent lease for all or any portion of the third floor expire no later than the expiration of the Tenant's lease term and further to not encumber the third floor with any option rights granted to any other tenant or party unless and until Tenant fails to extend its option for an extended term. Tenant shall have the right to approve the tenant(s) for the third floor provided such approval is not unreasonably withheld. Approval shall be deemed to have occurred if there is not written objection within three business days of submittal by Landlord for such approval.

        42. FORCE MAJEURE. The term Force Majeure shall mean any delay in the in the completion of the Tenant Improvements which is attributable to any: (1) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of

Landlord), civil disturbance, future order claiming jurisdiction, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; (2) delay attributable to the inability of Landlord to secure building permits and governmental approvals within the same period that normally prevailed for obtaining such permits at the time the Lease was negotiated; (3) delay in completing final plans or indoor construction of improvements because of changes in any applicable law, building plans or building requirements or the interpretation thereof; (4) delay attributable to building moratoriums, permit processing or regulatory delays; or (5) delay attributable to lighting, earthquake, fire storm, hurricane, tornado, flood, washout, explosion or any other similar industry wide or building wide cause beyond the reasonable control of Landlord or any of its contractors or other representations. Any prevention, delay or stoppage due to Force Majeure shall excuse the performance of Landlord for a period of time equal to any such prevention, delay or stoppage.


        44. MISCELLANEOUS PROVISIONS.

        A. RIGHTS AND REMEDIES. All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

        B. SEVERABILITY. If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby; but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

        C. CHOICE OF LAW. This Lease shall be governed by and construed in accordance with California Law.

        D.INTEREST. All sums due hereunder, including rent and additional rent, if not paid within Thirty (30) days after Tenant's receipt of written notice from Landlord indicating that Landlord has failed to receive the payment in question, shall bear interest at the prime rate as is generally understood or as is charged by the predominance of banks in the United States, plus Five (5%) percent per annum from time to time or, if lower, at the maximum rate permitted under California law, accruing form the date due until the date paid.

        E. TIME. Time is of the essence hereunder.

        F. HEADING. The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

        G. ENTIRE AGREEMENT. This instrument contains all of the agreements made between the parties hereto and may not be modified orally or in any other manner than by an agreement I writing signed by all of the parties hereto or their respective successors in interest.

        H. PERFORMANCE BY LANDLORD. If Tenant defaults in its performance of any obligation required under this Lease after expiration of the applicable cure period, Landlord may, in its sole discretion, without further notice and without releasing Tenant from its obligations hereunder or waiving any rights or remedies, perform such obligation, in which event Tenant shall pay Landlord as additional rent all reasonable sums paid by Landlord in connection with such substitute performance within Ten (10) days following Landlord's written notice for such payment including interest from the date of expenditure until paid.


        I. REPRESENTATIONS. Tenant acknowledges that except as set forth herein neither Landlord nor any of its employees, representatives or agents have made any agreements, representations, warranties or promises with respect to the Premises or the Building.

        J. RENT. All monetary sums due form Tenant to Landlord under this Lease including, without limitation, those referred to as "additional rent", shall be deemed to be rent. Unless otherwise specified, all rent items shall be due within Ten (10) days following Landlord's demand.

        K. APPROVALS. Whenever the Lease requires an approval, consent, designation, determination or judgement by either Landlord or Tenant, such approval, consent, designation, determination or judgement (including, without limiting that generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably.

        L. REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

        M. SURVIVAL OF INDEMNITIES. All indemnification, defense and hold harmless obligations of Landlord and Tenant under the Lease shall survive the expiration or sooner termination of this Lease.

        N. EXHIBITS. All Exhibits are incorporated herein by reference.

        O. GUARANTEE. None

        P. PARKING: Parking in the front of the Building nearest DeAnza will be restricted to the use of the Tenant and their guests. This will be controlled by the Tenant, not the Landlord. It is not the intention that this be marked as such. Landlord will put this notice in each lease for any tenant(s) who subsequently lease space on the third floor during the term or any extension of term by this Tenant. Parking in the rear will be for all tenants in the building. Landlord shall have the right to reserve parking in the rear for `visitors' to the Building.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, the day and year first written above written.

LANDLORD                                            TENANT

NMSBPCSLDHB, a California                           Packeteer, Inc.
Limited Partnership


By:                                                 By:
   -------------------------                           -------------------------
Its:                                                Its:

                            Building Services Exhibit

                    65.71%      34.29%
Building Service    Percentage  Percentage        Contract          Comments
Requirement         to be       responsibility    Responsibility
                    billed to   of Landlord
                    Tenant

Access Card Reader      65.71%        34.29%      Landlord          Allows access to the rear
                                                                    elevator from outside, the
                                                                    Tenant would control interior
                                                                    doors to their premises

Elevator Freight       100.00%        00.00%      Landlord

Elevator Passenger      65.71%        34.29%      Landlord

Emergency
Generator              100.00%        00.00%        Tenant          100% Tenant responsibility

Fire Monitoring         65.71%        34.29%      Landlord

HVAC Maintenance        65.71%        34.29%      Landlord

Landscape
Maintenance             65.71%        34.29%      Landlord

Parking Lot
Maintenance             65.71%        34.29%      Landlord

Pond Maintenance       100.00%        00.00%      Landlord

Security System        100.00%        00.00%        Tenant          For their space

Security System         65.71%        34.29%      Landlord          For rear lobby door,
                                                                    passenger elevator and
                                                                    exterior stairway doors
Trash Removal          100.00%        00.00%      Landlord

UPS System             100.00%        00.00%        Tenant

Utilities-             100.00%        00.00%      Landlord          Their power 100 percent but
Electrical Power                                                    then 65.71% for Tenant,
                                                                    34.29% to Landlord
                                                                    after third floor
                                                                    system leased unless
                                                                    some other system is
                                                                    required by Tenant
                                                                    but in no event to
                                                                    exceed what their
                                                                    experience in usage
                                                                    had been -- if
                                                                    required by Tenant
                                                                    and feasible,
                                                                    Landlord will
                                                                    submeter the third
                                                                    floor if it appears
                                                                    usage and allocation
                                                                    is of significance

Utilities-              65.71%        34.29%      Landlord          To be submetered
Electrical House
Meter

Utilities -- Gas        65.71%        34.29%      Landlord

Utilities - Water       65.71%        34.29%      Landlord

Window Cleaning         65.71%        34.29%      Landlord

Management Fee          65.71%        34.29%      Landlord          Tenant's portion of the
                                                                    management fee will be ***
                                                                    per month


--------------------------                         ----------------------------
Landlord                                           Tenant


----------------
 *** Material has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such material has been filed separately with the Commission.

                       Regular Tenant Improvement Exhibit

        REGULAR TENANT IMPROVEMENTS/TENANT IMPROVEMENTS. The term "Tenant Improvements" shall mean both Regular Tenant Improvements and Special Tenant Improvements. The term "Regular Tenant Improvement", (`RTI'), shall mean the following with respect to the entirety of the Premises:

a) Demolition of all hard walls not needed to accommodate Tenant's requirements and demolition of the ceiling and any other existing tenant improvements which require removal to accommodate the Tenant's requirements in the Premises.

b) All walls and ceilings and normal electrical and normal air conditioning to accommodate 1) 14 conference rooms 2) a software lab of approximately 3300 square feet with dedicated HVAC (3 tons per 1000 square feet) 3) one hardware lab consisting of 700 square feet 4) training room of approximately 600 square feet 5) one server room of approximately 700 square feet with dedicated HVAC (3 tons per 1000 square feet) and located on the first floor 6) warehouse and storage area of approximately 1500 to 2000 square feet 7) a lunch room 8) reception area
        9) two telecommunication and networking rooms ( `IDF rooms') per floor complete with optic fiber and 10) copy and utility rooms as designated by Tenant. The utilization of existing walls and rooms will, where reasonably possible, will be saved and utilized. The balance of the first and second floors will be fully improved which shall include, but not limited to, ceiling system, lighting, carpet, HVAC, electrical power distributed to all columns, and paint.

c) HVAC ducting and thermostatic controls as required and appropriate. Existing diffusers and return air grills will be utilized where possible without compromising the appearance or function.

d) New ceiling grid and ceiling tiles throughout (Armstrong `second look' 2x4 tiles) except for the existing hard ceilings which shall be preserved.

e) Optic fiber distribution and communication wire (Cat 5/6 or similar) will be installed as a permanent backbone between the main electrical room and main point of entry and all IDF rooms including the IDF rooms which will ultimately be installed on the third floor.

f) Above standard electrical distribution with eight each 110/208 service outlets per circuit and one circuit for every 120 square feet, electrical distribution to nodal points suitable for easy, convenient, and adequate electrical connections for an `open-office environment in all areas not improved with hard walls.

g) Ceiling lighting to consist of deep-well 2X4 parabolic fixtures by Lithonia or equal all with electronic ballasts and T8 energy efficient lamps ( existing lighting will be saved and reused where possible )

h)      New carpet and flooring throughout

i) Typical fire sprinkler requirements and reinstallation of same as required by plans and Tenant layout

j)      New paint throughout

k) Toilet cores with black granite countertops, new sinks mounted beneath the slab, soffitted lighting and new chrome fixtures

l)      Lobbies upgraded with new granite floors

m)      Architect fees and building permit fees which are specific to the RTI

n)      exercise room of about 700 square feet

o) There shall be an interconnect capability between the MPOE and server room and server room and IDF rooms.

p)      Security costs as they relate to the third floor tenants

q)      Demolition of the existing cable infrastructure used for network cable

                       Special Tenant Improvement Exhibit

Special Tenant Improvements: The term "Special Tenant Improvements", (`STI') shall mean the following with the exception of the items below:

a) Communication and electrical wiring for the open office environment. This would consist of all work from the nodal points near columns for the electrical work associated with the cubicles and related systems and all work from the IDF rooms to the cubicles and all other areas in the Premises

b) Any signage including the possible signage on the exterior of the Building

c) Security systems and card readers (excluding costs associated with the third floor tenant(s

d)      Any specialized electrical or circuitry requirements

e)      Any specialized HVAC humidification or cooling requirements

f)      Any specialized fire protection requirements such as a `dry system'

g) Any work required to coordinate and utilize the existing UPS systems and emergency generator

h)      Any special plumbing requirements

                                 Rental Exhibit
                                      ***%

                                Monthly Rate
First year                      $ ***           NNN

Second year                     $ ***           NNN

Third year                      $ ***           NNN

Fourth year                     $ ***           NNN

Fifth year                      $ ***           NNN


    In addition the taxes and insurance shall be paid on a monthly basis as follows:


                                  ***%          Monthly
First year                      $ ***           $ ***

Second year                     $ ***           $ ***

Third year                      $ ***           $ ***

Fourth year                     $ ***           $ ***

Fifth year                      $ ***           $ ***

        Note:

        1) As to the property taxes, included above it is the intention of the parties that the costs reflected above are `fixed' and accordingly the billed amounts and amounts due from Tenant will not change for any reason including, but not limited to a sale and reassessment of the building.

        2) As to the insurance portion of the amounts due and reflected above there will be a deduction for that cost attributable to having the Landlord named as an additional insured under the Tenant's liability policy.


----------------
 *** Material has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such material has been filed separately with the Commission.

                            Time Performance Exhibit


The following timelines are to be adhered to by Tenant in order for Landlord to deliver the Premises by the Commencement Date. It is agreed for each day these dates are delayed by Tenant, Landlord shall be granted one additional day beyond the Commencement Date for the delivery of the Premises to Tenant.

A.)     Completion of Preliminary Plans: August 1, 2002

B.)     Approval of Preliminary Plans: August 1, 2002

C.) Submittal of all requirements and specifications for construction of the Tenant Improvements to include, but not be limited to, dedicated circuit requirements and location, above ceiling cabling requirements, UPS connection requirements, heat loads requiring additional HVAC, any other requirements not identifiable from the Preliminary Plans: August 12, 2002

D.) Completion of Final Plans within 14 days the satisfaction of B and C above. Landlord responsibility. Final Plans and Architects responsibility does not include the open office furniture locations and layout. This shall be by Tenant. Open office locations will be due within 14 days of satisfaction of B and C above.

E.) Approval of Final Plans by Tenant: 4 business days after completion of D and submittal to Tenant for approval.

F.) Corrections, if any, and Submittal to the City of Cupertino for plan check and issuance of the building permit: 3 days after completion of E.

G.) Obtain Building Permit and commence construction: 21 days after completion of E or sooner if possible.


--------------------------                         ----------------------------
Landlord                                           Tenant